UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Senior Secured Convertible Promissory Notes

As previously reported, on August 31, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended by Amendment No. 1 thereto, dated September 28, 2026, the “Purchase Agreement”) with Ascent Partners Fund LLC, a Delaware limited liability company (the “Purchaser”). The Company’s entry into the Purchase Agreement was previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2026; Amendment No. 1 and the related transactions, including the issuance to the Purchaser of the Senior Secured Convertible Promissory Note (Two-A), dated September 28, 2026 (“Note Two-A”), were previously reported on the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2026; and the issuance to the Purchaser of the Senior Secured Convertible Promissory Note (Two-B), dated October 13, 2026 (“Note Two-B” and, together with Note Two-A, the “Amended Notes”), was previously reported on the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2026 (collectively, the “Prior 8-Ks”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement or the Amended Notes, as applicable.

On October 27, 2026, the Company and the Purchaser entered into a letter agreement constituting Amendment No. 2 (the “Amendment”), which amends each of the Amended Notes. Prior to the Amendment, the Maturity Date of each Amended Note was subject to automatic acceleration to the thirtieth (30th) day following the Lock-Up Termination Date (as defined in the Amended Notes). The Amendment provides that the Maturity Date of each Amended Note will instead automatically accelerate to the ninetieth (90th) day following the Lock-Up Termination Date.

The Amendment becomes effective on the later of (i) October 27, 2026, and (ii) the date of payment of all Obligations due on or before the effective date of the Amendment (after giving effect to the Amendment), including all costs, expenses and fees due under any Transaction Document and invoiced prior to such effective date (the “Amendment Effective Date”). If the Amendment Effective Date has not occurred within two Business Days after October 27, 2026, the Purchaser may, in its sole discretion upon notice to the Company, terminate the Amendment.

In connection with the Amendment, each Company Party reaffirmed its obligations under the Guaranty and the other Transaction Documents and all Liens granted thereunder, which continue to secure the Obligations, and each Company Party granted a general release of claims in favor of the Purchaser and the Purchaser Parties. The Amendment does not, except as expressly provided therein, waive or modify any Default or Event of Default or any right or remedy under the Transaction Documents, does not obligate the Purchaser to make any further purchases or advances, and does not constitute a novation of the Amended Notes.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated October 27, 2026, by and between ConnectM Technology Solutions, Inc. and Ascent Partners Fund LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer